Exhibit 10.1
CONFIDENTIAL RELEASE AND SEVERANCE AGREEMENT

This RELEASE AND SEVERANCE AGREEMENT (“Agreement”) is made and entered into by James White (“Employee”) and Geokinetics Inc., its past, present and future subsidiaries, parents, and affiliates and its past, present, and future employees, officers, directors, shareholders, agents, insurers and legal counsel (hereinafter collectively referred to as the “Company”) on this 29th  day of August, 2009 (the “Effective Date”).

1.           RESIGNATION FROM EMPLOYMENT. Upon execution of this Agreement, the Employee agrees to resign from employment with the Company effective February 15, 2010 (the “Resignation Date”).   In the period of time between the Effective Date and the Resignation Date (the “Interim Period”), the Company may not terminate Employee’s employment nor may it unilaterally revoke this Agreement.  During the Interim Period, Employee: (a) will draw the same monthly salary that Employee had been receiving in July of 2009; (b) will not be obligated to observe any office hours; and (c) will continue to receive all benefits, allowances, and equity awards, if any, that Employee had been receiving from the Company prior to the Effective Date.

2.           SEVERANCE PAYMENT.  Company shall pay Employee severance in the amount of, $475,000.00, less normal payroll deductions, including income tax withholding and FICA, (“Severance Payment”) in twenty four (24) semi-monthly, or twenty six (26) bi-weekly payments, beginning on February 15th 2010, and ending on January 31, 2011, unless forfeited and terminated earlier.

Company also agrees to provide Employee with medical and dental benefits coverage under COBRA, for a period of twelve (12) months from the Resignation Date.  Such coverage shall be included in and part of Employee’s maximum COBRA entitlement due to this qualifying event.  Employee acknowledges and agrees that Employee will continue to be responsible for Employee’s portion of premiums for any dependent coverage elected under COBRA, which will credited against the semi-monthly Severance Payment.  In the event Employee fails to timely pay his portion of the above premiums, Company shall be entitled to cancel the employer’s portion of Employee’s coverage under COBRA due to Employee’s nonpayment.

Employee acknowledges and agrees that this Severance Payment does not constitute monies to which he would otherwise be entitled as a result of his employment with the Company, and that these monies constitute fair and adequate compensation for the promises and covenants of the Employee set forth in this Agreement. Employee further acknowledges and agrees that the Severance Payment and above benefits constitutes the full amount of severance that Employee is entitled to receive.  If Employee subsequently revokes any portion of this Agreement, Employee shall immediately be obligated to return the Severance Payment to Company in full.

Employee’s participation in the Company’s Retirement Savings and Investment Plan (401k Plan) will cease on the Employee’s Resignation Date.  At that time, Employee should contact John Hancock at (800) 395-1113 for disposition of Employee’s account.

3.           VACATION.  Employee and Company agree that Employee has accrued thirty (30) days of unused vacation prior to the execution of this Agreement, which must be taken during the time period of August 15, 2009 through February 15, 2010.  Employee acknowledges and understands that any such accrued and unused vacation days not taken before February 15, 2010 shall be forfeited.  Employee further acknowledges and agrees that Employee shall not be entitled to any monetary compensation for any accrued and unused vacation days at any time.  With the exception of the accrued vacation days referenced herein, Employee acknowledges and agrees that Employee shall not accrue any additional vacation days at any time during the duration of this Agreement or thereafter.

4.           EMPLOYEE'S RELEASE OF CLAIMS.  For and in consideration of the Severance Payment and corresponding benefits as described in Paragraph 2 of this Agreement, Employee hereby irrevocably and unconditionally releases, forever discharges, and covenants not to sue, or bring any other legal action against Company with respect to any and all claims and causes of action of any nature, both past and present, known and unknown, foreseen and unforeseen, which Employee has or which could be asserted on Employee’s behalf by any other person or entity, resulting from or relating to any act or omission of any kind occurring on or before the date of the execution of this Agreement.  The Employee understands and agrees that this Agreement includes, but is not limited to, the following:

a.           All claims and causes of action arising under contract, tort or other common law, including, without limitation, breach of contract, fraud, estoppel, misrepresentation, express or implied duties of good faith and fair dealing, wrongful discharge, discrimination, retaliation, harassment, negligence, gross negligence, false imprisonment, assault and battery, conspiracy, intentional or negligent infliction of emotional distress, slander, libel, defamation, refusal to perform an illegal act and invasion of privacy.

b.           All claims and causes of action arising under any federal, state, or local law, regulation, or ordinance, including without limitation, claims under the AGE DISCRIMINATION IN EMPLOYMENT ACT, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866, the Americans With Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Texas Commission on Human Rights Act, the Texas Labor Code, the Texas Government Code, as well as any claims for wages, employee benefits, vacation pay, severance pay, bonus compensation, commissions, unemployment, deferred compensation or other remuneration, or employment benefits or compensation; provided, however, that this Release does not apply to claims for benefits under Company-sponsored benefits plans covered under ERISA (other than claims for severance and severance-related benefits).  Any rights to benefits (other than severance benefits) under Company-sponsored benefit plans are governed exclusively by the written plan documents.

c.           All claims and causes of action for past or future loss of pay or benefits, expenses, damages for pain and suffering, mental anguish or emotional distress damages, liquidated damages, punitive damages, compensatory damages, attorney's fees, interest, court costs, physical or mental injury, damage to reputation, and any other injury, loss, damage or expense or any other legal or equitable remedy of any kind whatsoever.

d.           All claims and causes of action arising out of or in any way connected with, directly or indirectly, Employee’s employment with Company, or any incident thereof, including, without limitation, Employee’s treatment by Company; the terms and conditions of Employee’s employment; and the separation of Employee’s employment.

5.           COMPANY'S RELEASE OF CLAIMS.  For and in consideration of the agreement and covenants undertaken by Employee in this Agreement, Company hereby irrevocably and unconditionally releases, forever discharges, and covenants not to sue, or bring any other legal action against Employee with respect to any and all claims and causes of action of any nature, both past and present, known or foreseen, which Company has or which could be asserted on Company’s behalf by any other person or entity, resulting from or relating to any known act or omission of any kind occurring on or before the date of the execution of this Agreement.

Employee hereby represents and warrants that he has not committed any act or omission, intentionally or unintentionally, that might expose Company, its employees, officers and/or directors to any civil or criminal liability or penalty that might be asserted by any party, specifically including state and federal authorities.  Employee acknowledges and understands that this representation and warranty is a key term to this Agreement that Company is specifically relying on in releasing Employee.

6.           NON-ADMISSION.  Employee and Company acknowledge and agree that this Agreement and the payment of money to Employee by Company should in no way be construed or interpreted as an admission by Company of any violation of Employee’s rights or of any violation of contract, statutory or common law by either Employee or Company.

7.           TAX ISSUES.  Employee and Company will report, as may be required by law for income tax purposes, their respective payment and receipt of the Severance Payment.  Each party shall bear their respective tax liabilities, if any, arising from this settlement.  The Employee acknowledges that Company has made no representations regarding the tax consequences of any amount received by Employee pursuant to the terms of this Agreement.

8.           NON-DISPARAGEMENT: Employee specifically covenants and agrees not to, directly or indirectly, make or cause to be made to anyone any statement, orally or in writing, criticizing or disparaging Company with respect to Employee’s employment with or separation from Company.  Employee specifically covenants and agrees not to, directly or indirectly, make or cause to be made to anyone any statement, orally or in writing, criticizing or disparaging Company, or commenting in a negative fashion on the operations or business reputation of Company.  Likewise, Company specifically covenants and agrees that no statement, orally or in writing, shall be made on Company’s behalf to anyone, criticizing or disparaging Employee with respect to Employee’s employment with or separation from Company.  Company further covenants and agrees that no  statement, orally or in writing, shall be made on Company’s behalf to anyone, criticizing or disparaging Employee, or commenting in a negative fashion on the operations or business reputation of Employee.  Employee and Company agree that to the extent any unauthorized statements are made, orally or in writing, by any current or former employees of Company related to Employee, such statements shall not constitute a breach of this provision or Agreement by Company.

9.           NON-SOLICITATION, NON-COMPETE.  As set forth in the Employment Agreement executed by Employee during his employment with the Company, the Employee shall not, without the prior written consent of the Company’s Chief Executive Officer:

a.           For a period of twenty-four (24) months, directly or indirectly (i) induce, entice or solicit (or attempt to induce, entice or solicit) any employee of the Company or any subsidiary or affiliate of the Company to leave their employment; or (ii) contact, communicate with, solicit or attempt to solicit the business of any customer or acquisition prospect of the Company or any subsidiary or affiliate of the Company with whom you  had any contact or about whom you learned while employed by the Company.

b.           For a period of twelve (12) months, compete, acting alone or in conjunction with others, directly or indirectly, by investing or engaging, directly or indirectly, in any business, anywhere in the world, involved in the same or similar work of the seismic service industry or accepting employment with, or otherwise rendering services to, such a business as a director, officer, agent, employee, independent contractor, consultant or in any other form or manner.

Employee acknowledges that the Company has agreed to pay Employee the Severance Payment referenced in paragraph 2 of this Agreement in order to ensure Employee’s compliance with the non-solicitation and non-competition obligations set forth in this paragraph and to ensure that such compliance will not unduly burden Employee. Employee acknowledges and agrees that, if at any time the Employee violates the provisions of Paragraphs 10(a) or 10(b) above, all amounts remaining unpaid under the terms of this Agreement shall immediately be forfeited and terminated. This provision shall not affect the Company’s right to specifically enforce any provision relating to non-solicitation or non-competition that is in this Agreement or in any other agreement, document or plan applicable to the Employee.

10.           CONFIDENTIALITY. Employee and Company (collectively the “Parties”) acknowledge and agree that this Agreement and its terms and conditions shall remain confidential.  Employee acknowledges and agrees that Employee and his/her representative(s) shall not disclose or discuss the contents, terms, or conditions of this Agreement to anyone at any time after receiving a copy of this Agreement, except Employee’s lending institutions, accountants, counsel, financial advisors, tax advisor(s), the Internal Revenue Service, or spouse.  This confidentiality provision is contractual and its terms are material to this Agreement.  Employee acknowledges and agrees that any breach of this confidentiality provision shall entitle the non-breaching party to seek legal remedies for breach of contract and, in the event that the non-breaching party is successful in any legal proceeding to enforce these provisions, the non-breaching party shall be entitled to recover from the breaching party its reasonable expenses, including attorneys' fees incurred in the prosecution of any legal action.

11.           RETURN OF COMPANY PROPERTY.  Employee has returned or agrees to return to Company, within five calendar (5) days of the Resignation Date, all Company Information, including, but not limited to, policies, manuals, documents, memoranda, email communications and all other property belonging to Company which is in Employee's possession or under Employee’s control.  The term, “Company Information” as used in this Agreement means (a) confidential information including, without limitation, information received from third parties under confidential conditions; and (b) other technical, business or financial information which Company regards as confidential and the use or disclosure of which might reasonably be considered to be contrary to the interests of Company. Employee further agrees that in the course of his employment with Company, Employee has acquired Company Information as defined above.  Employee understands and agrees that such Company Information has been disclosed to Employee in confidence and for Company use only.  Employee understands and agrees that he: (a) will not disclose confidential information to anyone not authorized to have access to it at any time during and after Employee's employment with Company, including Company employees; and (b) will not disclose or communicate Company Information to any person outside the Company; and (c) will not make use of Company Information on Employee’s own behalf, or on behalf of any third party.  Employee acknowledges and agrees that Employee’s obligation in this paragraph shall survive the termination of this Agreement.

12.           TRANSITION.  In order to ensure a smooth transition from Employee’s employment with Company, Employee shall provide reasonable assistance to and cooperation with Company following Employee’s Resignation Date in connection with any Company matters for which Employee had knowledge or responsibility while employed by Company.  If  Company becomes involved in any legal action after Employee’s Resignation Date relating to events which occurred during Employee’s employment, Employee shall reasonably cooperate with Company in the preparation, prosecution, or defense of Company’s case, including, but not limited to, the execution of affidavits or documents or providing information requested by Company.  Company will reimburse reasonable out-of-pocket expenses related to such assistance if Company’s approval is obtained in advance.  Approval for such expenses shall not be unreasonably withheld.

13.           TIME LIMITS.   Employee acknowledges and agrees that Company has informed Employee that he is entitled to twenty-one (21) days to consider the terms and provisions of this Agreement prior to signing.  However, Employee may knowingly and voluntarily waive this twenty-one (21) day period by signing below. The Company and Employee agree that any changes to this Agreement, whether material or immaterial, will not extend the period of time in which Employee has to consider and sign the same.

Employee agrees that, if he chooses to sign this Agreement, he will immediately provide the Company with a copy of the same via hand-delivery, facsimile or email transmission (and retain proof of successful transmission) to: Brenda Taquino, Human Resources, Geokinetics Inc., 1500 CityWest Blvd., Suite 800, Houston, TX  77042 (281) 850-7330.

14.           REVOCATION. Employee acknowledges that Employee shall be entitled to revoke this Agreement at any time prior to the expiration of seven (7) days after the Effective Date, by providing written notice of such revocation to the Company via hand-delivery, facsimile or email transmission (and retain proof of successful transmission) to: Brenda Taquino, Human Resources, Geokinetics Inc., 1500 CityWest Blvd., Suite 800, Houston, TX  77042 (281) 850-7330.

15.           CHOICE OF LAW/VENUE.  This Agreement shall be exclusively governed by, construed, and enforced in accordance with, and subject to, the laws of the State of Texas or federal law, where applicable.  The sole, exclusive and mandatory venue for any disputes arising from or concerning Employee’s employment with Company or this Agreement shall be in the state or federal courts located in Harris County, Texas.

16.           ENTIRE AGREEMENT.  It is expressly understood and agreed that this Agreement embodies the entire agreement between Employee and Company and supersedes any and all prior agreements, arrangements, or understandings between and among them, except for the non-competition provision set forth in the Employment Agreement executed by Employee during his employment with the Company.  No oral understandings, verbal representations, statements, promises, terms, conditions, obligations, or agreements contrary or in addition to the terms of this Agreement exist. This Agreement may not be changed by oral representations, and may only be amended by written instrument executed by a duly authorized representative of Employee and Company, or their respective successors or assigns.

17.           OTHER REPRESENTATIONS:  Employee hereby represents and certifies that he: (1) has carefully read all of this Agreement; (2) has been given a fair opportunity to discuss and negotiate the terms of this Agreement; (3) understands its provisions; (4) has been advised in writing and given the opportunity to seek advice and consultation with attorneys regarding this Agreement; (5) has determined that it is in Employee’s best interests to enter into this Agreement; (6) has not been influenced to sign this Agreement by any statement or representation by the Company not contained in this Agreement; and (7) enters into this Agreement knowingly and voluntarily.

READ CAREFULLY BEFORE SIGNING

THIS AGREEMENT CONTAINS A RELEASE AND WAIVER OF YOUR RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AS WELL AS OTHER FEDERAL, STATE AND LOCAL LAWS PROTECTING EMPLOYEE RIGHTS.  IF YOU SIGN THIS AGREEMENT, YOU ARE WAIVING ALL OF YOUR RIGHTS TO ASSERT ANY CLAIMS UNDER THESE LAWS.  PLEASE READ THIS AGREEMENT CAREFULLY AND SEEK THE ADVICE OF AN ATTORNEY REGARDING THE LEGAL EFFECT OF SIGNING THIS AGREEMENT.

/s/ James White	February 15, 2010
James White	Date Signed

Geokinetics Inc.

By: /s/ Richard F. Miles	February 15, 2010
Richard F. Miles	Date Signed
President and Chief Executive Officer